Exhibit 10.5

SECURITY AGREEMENT

        Pure Play Media (“Debtor”), and Doral EZ Investments, Inc. (“Secured Party) agree, effective September 19, 2002, as follows:

    1.  Background and Purpose.

        1.1  Debtor has executed a promissory note payable to Secured Party in the original principal amount of One Million Dollars ($1,000,000) (“Note’), future advances or other value, regardless of whether the advances or value are given pursuant to a commitment.

        1.2.  To secure Debtor’s obligations under the Note, and Debtor’s obligations under this Agreement, Debtor has agreed to grant Secured Party a security interest as provided below

        1.3.  The parties desire to set forth more fully the terms of their agreement.

    2.  Grant of Security Interest. To secure Debtor’s Obligations (as defined in Paragraph 3 below), Debtor grants to Secured Party a security interest in the Collateral (as defined in Paragraph 4 below).

    3.  Obligations. For purposes of this Agreement, “Obligations” means any and all debts, obligations, and liabilities of Debtor to Secured Party arising out of, or relating in any way to the Note, and any obligations of Debtor to Secured Party pursuant to this Agreement, whether existing or arising after the date of this Agreement; whether voluntary or involuntary; whether jointly owned with others; whether direct or indirect; or whether absolute or contingent~ and whether or not from time to time increased, decreased, extinguished, created, or incurred.

    4.  Collateral. For purposes of this Agreement, “Collateral” means:

        (a)  All accounts, accounts receivable, contract rights, and general intangibles, including, without limitation, all forms of payment, all present and future incomes, rents, revenues, issues and profits, goodwill, licenses and license rights, bailment or leasehold interests, whether as lessor or lessee, all cases in action and recoveries for any loss in value of the real estate of Debtor or items of property described in this Agreement, rights in and to security agreements and other contracts or assignments providing security to Debtor, book debts, credits, indemnities, warranties or guarantees payable to Debtor on loss or damage of property, inventions, designs, design registrations. trademarks, trade styles, trade names, know-how. powers, privileges, logos, franchise rights, payments in kind, advertising and promotional materials. trade secrets, patents, patent rights, copyrights, patent applications, tax refunds, customer lists, business and accounting records, including all ledger account cards, computer tapes and disks and other computer information, in all cases whether now owned or hereafter created or acquired by Debtor or in which Debtor may now have or may after the date of this Agreement acquire an interest;

        (b)  All inventory, including, without limitation, all goods held for sale or lease, finished goods, merchandise, parts and supplies, of every kind and description, whether now owned or acquired by Debtor after the date of this Agreement, or in which Debtor may now have or may after the date of this Agreement acquire an interest, including, without limitation, inventory temporarily out of Debtor’s custody or possession and any returns or repossessions on any sales or accounts;

        (c)  All goods, including, without limitation, equipment, machinery, materials, furniture, furnishings, engines, appliances, fixtures, tools, parts, supplies, and vehicles of every kind and description, whether now owned or acquired by Debtor after the date of this Agreement or delivered to the real property of Debtor, or in which Debtor may now have or may after the date of this Agreement acquire an interest, and all additions, accessions, replacements, substitutions, and improvements to such goods and wherever located;

        (d)  All documents, documents of title, deposit accounts, negotiable and nonnegotiable instruments, shares, stocks, bonds, debentures, securities, moneys, sources of money, uncalled capital, letters of credit, investment property, and chattel paper whether now owned or acquired after the date of this Agreement by Debtor; and

        (e)  All proceeds and products of any of the personal property described above, in any form, including, without limitation, proceeds of any insurance relating to such collateral or fire and builder’s risk insurance and unrenewed insurance premiums; proceeds consisting of any of the above types of collateral; all awards made in eminent domain proceedings or purchased in lieu of such eminent domain proceedings; proceeds of any noncommercial tort cause of action in existence, now or after the date of this Agreement; and all replacements, substitutions, renewals, returns, additions, accessions, rents, royalties, issues, documents of ownership, and receipts for any of the foregoing.

    5.  Representations and Warranties. As a material inducement to Secured Party under this Agreement, Debtor represents and warrants that the following are and shall remain true and correct:

        5.1.  Title. Debtor is the owner of all right, title, and interest in the Collateral free and clear of all liens, encumbrances, and security interests, except the security interest created by this Agreement.

        5.2.  Truth. All information that Debtor has provided to Secured Party concerning the Collateral is true and correct.

        5.3.  No Defenses. No defenses, offsets, claims, or counterclaims exist against Debtor that may be asserted against Secured Party in any proceeding to enforce Secured Party’s rights in the Collateral,

        5.4.  No Conflict. The execution, delivery, and performance of this Agreement by Debtor is not in violation of any applicable law or regulation or contractual obligation of Debtor.

        5.5.  First Priority Lien. The liens granted to Secured Party under this Agreement will constitute a first priority lien on the Collateral on the filing of a UCC-l Financing Statement and Debtor’s grant of such lien to Secured Party does not constitute a fraudulent conveyance under any applicable law.

        5.6.  Good Standing. Debtor is a Corporation duly organized, validly existing, and in good standing under the laws of California.

        5.7.  Due Authorization. Debtor has been duly authorized to execute and deliver this Agreement, which is a valid and binding obligation of Debtor.

    6. Covenants of Debtor.

        6.1.  Protection of Security Interest. Contemporaneously with the execution of this Agreement, Debtor shall properly execute and deliver to Secured Party UCC-l Financing Statements to enable Secured Party to perfect Secured Party’s security interest in the Collateral. Debtor agrees also to execute, file, and record such other statements, notices, and agreements, take such action and obtain such certificates and documents, in accordance with all applicable laws, statutes, and regulations as may be necessary or advisable to perfect, evidence, and continue Secured Party’s security interest in the Collateral.

        6.2.  Transactions Involving Collateral. Debtor shall not, without the prior written consent of Secured Party, (a) sell, offer to sell, or otherwise transfer the Collateral except in the ordinary course of business, or (b) pledge, mortgage, encumber, or otherwise permit the Collateral to be subject to any lien, security interest, or charge, other than the security interest created by this Agreement.

        6.3.  Compliance with Laws. Debtor shall comply with all laws, statutes, and regulations pertaining to the Collateral.

        6.4.  Taxes, Assessments, and Liens. Debtor shall pay when due all taxes, assessments, and liens with regard to the Collateral. Debtor may withhold any such payment or may elect to contest any lien if Debtor is conducting appropriate proceedings in good faith to contest the obligation to pay and so long as Secured Party’s interest is not jeopardized.

    7.  Authorized Action by Secured Party. Debtor irrevocably appoints Secured Party as Debtor’s attorney in fact to do any act that Debtor is obligated to do pursuant to this Agreement to preserve or protect the Collateral and to preserve, protect, or establish Secured Party’s lien on the Collateral. Debtor further irrevocably appoints Secured Party to exercise such rights and powers as Debtor might exercise with respect to the Collateral following an Event of Default, as defined below. These powers shall include without limitation the right to:

        (a)  Collect by legal proceedings or otherwise, and endorse, receive, and receipt all dividends, interest, payments, proceeds, and other sums and property now or after the date of this

Agreement payable on account of the Collateral,

        (b)  Transfer the Collateral to Secured Party’s own or Secured Party’s nominee’s name, and

        (c)  Make any compromise or settlement and take any action Secured Party deems advisable with respect to the Collateral. Debtor agrees to reimburse Secured Party on demand for any costs and expenses, including without limitation attorney fees, which Secured Party may incur while acting as Debtor’s attorney in fact under this Agreement, all of which costs and expenses are included in the Obligations secured by this Agreement. Secured Party shall have no obligation to act pursuant to this paragraph and shall not be required to make any presentment, demand, or protest, or give any notice or take any action to preserve any rights against any other person in connection with the Collateral.

    8.  Defaults and Remedies.

        8.1.  Event of Default. Any of the following events or conditions shall constitute an Event of Default by Debtor under this Agreement:

            (a)  Default in payment of the Obligations in accordance with the terms of the Note;

            (b)  Default in the performance of any Obligations or breach of any agreement, representation, or warranty contained in this Agreement;

            (c)  Any levy or proceeding against the Collateral or Debtor’s interest in the Collateral, except if Debtor is conducting appropriate proceedings in good faith to contest the levy or proceeding; or

            (d)  The filing of a petition by or against Debtor under the provisions of the Bankruptcy Code.

        8.2.  Remedies. On the occurrence of an Event of Default, Secured Party:

            (a)  Shall have and may exercise all rights and remedies accorded to Secured Party by the California Uniform Commercial Code;

            (b)  May declare all unperformed Obligations, in whole or in part, of Debtor immediately due and payable without demand or notice; and

            (c)  May require Debtor to take any and all action necessary to make the Collateral available to Secured Party.

        8.3.  Remedies Cumulative. All of Secured Party’s rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Secured Party to pursue any remedy shall not exclude pursuit of any other remedy.

    9.  Waiver of Hearing. Debtor expressly waives any constitutional or other right to a judicial hearing prior to the time Secured Party takes possession or disposes of the Collateral on an Event of Default as provided in Paragraph 8 above.

    10.  Waiver. Secured Party shall not be deemed to have waived any rights under this

Agreement unless such waiver is in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right.

    11.  Additional Documentation; Cooperation. Each party shall, on the request of the other, execute, acknowledge, and deliver to the other any instrument that may be required to accomplish the intent of this Agreement. Each party agrees to cooperate to effectuate the intent of this Agreement and shall take all appropriate action necessary or useful in doing so.

    12.  Miscellaneous.

        12.1.  Successors and Assigns. Subject to the provisions otherwise contained in this Agreement, this Agreement shall inure to the benefit of and be binding on the successors and assigns of the respective parties.

        12.2.  Notices. Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (a) on the date of personal service on the parties, (b) on the third business day after mailing, if the document is mailed by registered or certified mail, (c) one day after being sent by professional or overnight courier or messenger service guaranteeing one day delivery, with receipt confirmed by the courier, or (d) on the date of transmission if sent by telegram, telex, telecopy, or other means of electronic transmission resulting in written copies, with receipt confirmed. Any such notice shall be delivered or addressed to the parties at the addresses set forth below or at the most recent address specified by the addressee through written notice under this provision. Failure to conform to the requirement that mailings be done by registered or certified mail shall not defeat the effectiveness of notice actually received by the addressee.

        12.3.  Amendment. The provisions of this Agreement may be modified at any time by written agreement of the parties. Any such agreement made after the date of this Agreement shall be ineffective to modify this Agreement in any respect unless in writing and signed by Debtor and Secured Party.

        12.4.  Attorney Fees; Prejudgment Interest, if the services of an attorney are required by Secured Party to secure the performance of this Agreement or otherwise on the breach or default of this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation to this Agreement, Secured Party shall be entitled to reasonable attorney fees, costs, and other expenses, in addition to any other relief to which Secured Party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

        12.5.  Post-Judgment Attorney Fees. If the services of an attorney are required by any party to enforce a judgment rendered in connection with this Agreement, the judgment creditor shall be entitled to reasonable attorney fees, costs, and other expenses, and such fees, costs, and expenses shall be recoverable as a separate item. This provision shall be severable from all other provisions of this Agreement, shall survive any judgment, and shall not be deemed merged into the judgment.

        12.6.  Captions. All paragraph captions are for reference only and shall not be considered in construing this Agreement.

        12.7.  Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement that can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

        12.8.  Governing Law. The rights and obligations of the parties and the interpretation and performance of this Agreement shall be governed by the law of California, excluding its conflict of laws rules.

        12.9.  Venue. Debtor agrees that any actions arising under this Agreement shall be heard and resolved in the courts in Los Angeles County, California.

        12.10.  Entire Agreement. This document and its exhibits constitute the entire agreement between the parties, all oral agreements being merged in this Agreement, and supersede all prior representations. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed in this Agreement or its exhibits.

        SECURED PARTY

        ENTITY

        /s/ Sieg Badke
        Sieg Badke
        for the Corporation